As filed with the Securities and Exchange Commission on November 13, 2012

Registration No. 333-184490

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VERSO PAPER HOLDINGS LLC

(Exact name of registrant as specified in its charter)

DELAWARE	2621	56-2597634
(State or other jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

6775 Lenox Center Court, Suite 400

Memphis, Tennessee 38115-4436

(901) 369-4100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

VERSO PAPER INC.

(Exact name of registrant as specified in its charter)

DELAWARE	2621	56-2597640
(State or other jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

6775 Lenox Center Court, Suite 400

Memphis, Tennessee 38115-4436

(901) 369-4100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

SEE TABLE OF ADDITIONAL REGISTRANTS

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Peter H. Kesser

Senior Vice President, General Counsel and Secretary

6775 Lenox Center Court, Suite 400

Memphis, Tennessee 38115-4436

(901) 369-4100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Monica K. Thurmond, Esq.

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019-6064

(212) 373-3000

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☒	(Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Note	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
11.75% Senior Secured Notes due 2019	$345,000,000	100%	$345,000,000	$47,058
Guarantee of 11.75% Senior Secured Notes due 2019(3)	—	—	—	(4)
11.75% Secured Notes due 2019	$271,573,000	100%	$271,573,000	$37,042.56
Guarantee of 11.75% Secured Notes due 2019(3)	—	—	—	(4)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Calculated pursuant to Rule 457(f) of the rules and regulations of the Securities Act. Paid by wire transfer on October 18, 2012
(3)	Each of Verso Paper Holdings LLC’s domestic 100% owned subsidiaries, as of the date of this Registration Statement, except Verso Paper Inc., Bucksport Leasing LLC and Verso Quinnesec REP LLC, guarantees the 11.75% Senior Secured Notes due 2019 and the 11.75% Secured Notes due 2019.
(4)	See the Table of Additional Registrants on the inside facing page for table of additional registrant guarantors. Pursuant to Rule 457(n) of the rules and regulations under the Securities Act, no separate fee for the guarantees are payable.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission (“SEC”), acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Guarantor	State or Other Jurisdiction of Incorporation or Organization	Address of Registrants’ Principal Executive Offices	Primary Standard Industrial Classification Code No.	IRS Employer Identification Number
Verso Paper LLC	Delaware	6775 Lenox Center Court, Suite 400 Memphis, Tennessee 38115-4436 (901) 369-4100	2621	75-3217399

Verso Androscoggin LLC	Delaware	6775 Lenox Center Court, Suite 400 Memphis, Tennessee 38115-4436 (901) 369-4100	2621	75-3217400

Verso Bucksport LLC	Delaware	6775 Lenox Center Court, Suite 400 Memphis, Tennessee 38115-4436 (901) 369-4100	2621	75-3217402

Verso Sartell LLC	Delaware	6775 Lenox Center Court, Suite 400 Memphis, Tennessee 38115-4436 (901) 369-4100	2621	75-3217406

Verso Quinnesec LLC	Delaware	6775 Lenox Center Court, Suite 400 Memphis, Tennessee 38115-4436 (901) 369-4100	2621	75-3217404

Verso Maine Energy LLC	Delaware	6775 Lenox Center Court, Suite 400 Memphis, Tennessee 38115-4436 (901) 369-4100	2621	26-1857446

Verso Fiber Farm LLC	Delaware	6775 Lenox Center Court, Suite 400 Memphis, Tennessee 38115-4436 (901) 369-4100	2621	75-3217398

nexTier Solutions Corporation	California	6775 Lenox Center Court, Suite 400 Memphis, Tennessee 38115-4436 (901) 369-4100	2621	33-0901108

Verso Quinnesec REP Holding Inc.	Delaware	6775 Lenox Center Court, Suite 400 Memphis, Tennessee 38115-4436 (901) 369-4100	2621	27-4272864

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form S-4 of Verso Paper Holdings LLC and Verso Paper Inc. is being filed for the purpose of filing exhibits.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

Verso Paper Holdings LLC is a limited liability company organized under the laws of the State of Delaware. Section 18-108 of the Delaware Limited Liability Company Act, or the DLLC Act, provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to the standards and restrictions, if any, set forth in its limited liability company agreement.

Verso Paper Holdings LLC’s limited liability company agreement provides that the member shall be entitled to be indemnified and held harmless by us to the full extent permitted by law against all losses, claims, demands, costs, damages, liabilities, expenses of any nature (including attorneys’ fees and disbursements), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings (civil, criminal, administrative, or investigative) in which the member may be involved, or threatened to be involved as a party or otherwise, relating to performance or nonperformance of any activity concerning us. To the extent permitted by law, the member may cause us to indemnify and hold harmless any managers and/or officers from and against any and all losses, claims, demands, costs, damages, liabilities, expenses of any nature (including attorneys’ fees and disbursements), judgments, fines settlements, and other amounts arising from any or all actions in connection with our business or by virtue of such person’s capacity as our agent. In addition, our limited liability company agreement provides that any and all of our indemnification obligations shall be satisfied only from our assets, and the member shall have no liability or responsibility therefor.

Verso Paper Inc. is a corporation organized under the laws of the state of Delaware. Section 145 of the Delaware General Corporation Law (the “DGCL”) permits each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the directors’ fiduciary duty of care, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

The bylaws of Verso Paper Inc. indemnify to the fullest extent of the law every director and officer against expenses incurred by him if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the corporation.

Item 21.	Exhibits and Financial Statement Schedules

(a)	Exhibits

See the Exhibit Index immediately following the signature pages included in this Registration Statement.

(b)	Financial Statement Schedules

Schedules for the years ended December 31, 2011, 2010 and 2009, are as follows:

Schedule II—Consolidated valuation and qualifying accounts.

Schedule I, III, IV, and V are not applicable and have therefore been omitted.

Item 22.	Undertakings.

(a)	Each of the undersigned registrants hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)	Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(d)	Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on the 13th day of November, 2012.

VERSO PAPER HOLDINGS LLC

By:	/s/ Robert P. Mundy
Robert P. Mundy Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Capacity	Date

* David J. Paterson		President, Chief Executive Officer and Director (Principal Executive Officer)	November 13, 2012

* Robert P. Mundy		Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	November 13, 2012

* Michael E. Ducey		Director	November 13, 2012

* Scott M. Kleinman		Chairman of the Board and Director	November 13, 2012

* David W. Oskin		Director	November 13, 2012

* L.H. Puckett, Jr.		Director	November 13, 2012

* David B. Sambur		Director	November 13, 2012

* Jordan C. Zaken		Director	November 13, 2012

*By:	/s/ Robert P. Mundy Robert P. Mundy

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on the 13th day of November, 2012.

VERSO PAPER INC.

By:	/s/ Robert P. Mundy
Robert P. Mundy Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* David J. Paterson	President, Chief Executive Officer and Director (Principal Executive Officer)	November 13, 2012

* Robert P. Mundy	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	November 13, 2012

* Scott M. Kleinman	Chairman of the Board and Director	November 13, 2012

* David B. Sambur	Director	November 13, 2012

* Jordan C. Zaken	Director	November 13, 2012

*By:	/s/ Robert P. Mundy Robert P. Mundy

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on the 13th day of November, 2012.

VERSO PAPER LLC

VERSO ANDROSCOGGIN LLC

VERSO BUCKSPORT LLC

VERSO SARTELL LLC

VERSO QUINNESEC LLC

VERSO MAINE ENERGY LLC

VERSO FIBER FARM LLC

NEXTIER SOLUTIONS CORPORATION

VERSO QUINNESEC REP HOLDING INC.

By:	/s/ Robert P. Mundy
Robert P. Mundy Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Capacity	Date

	* David J. Paterson	President, Chief Executive Officer and Director (Principal Executive Officer)	November 13, 2012

	* Robert P. Mundy	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	November 13, 2012

	* Michael E. Ducey	Director	November 13, 2012

	* Scott M. Kleinman	Chairman of the Board and Director	November 13, 2012

	* David W. Oskin	Director	November 13, 2012

	* L.H. Puckett, Jr.	Director	November 13, 2012

	* David B. Sambur	Director	November 13, 2012

	* Jordan C. Zaken	Director	November 13, 2012

*By:	/s/ Robert P. Mundy
Robert P. Mundy

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
2.1	Agreement of Purchase and Sale dated as of June 4, 2006, among International Paper Company, Verso Paper Investments LP and Verso Paper LLC,(1) as amended by Amendment No. 1 to Agreement of Purchase and Sale dated as of August 1, 2006, among International Paper Company, Verso Paper Investments LP and Verso Paper LLC,(2) and Amendment No. 2 to Agreement of Purchase and Sale dated as of May 31, 2007, among International Paper Company, Verso Paper Investments LP and Verso Paper LLC.(2)

3.1	Certificate of Formation, as amended, of Verso Paper Holdings LLC.(3)

3.2	Amended and Restated Limited Liability Company Agreement of Verso Paper Holdings LLC.(3)

3.3	Certificate of Incorporation, as amended, of Verso Paper Inc.(1)

3.4	Bylaws of Verso Paper Inc.(1)

3.5	Certificate of Formation, as amended, of Verso Paper LLC.(4)

3.6	Amended and Restated Limited Liability Company Agreement of Verso Paper LLC.(4)

3.7	Certificate of Formation, as amended, of Verso Androscoggin LLC.(4)

3.8	Amended and Restated Limited Liability Company Agreement of Verso Androscoggin LLC.(4)

3.9	Certificate of Formation, as amended, of Verso Bucksport LLC.(4)

3.10	Amended and Restated Limited Liability Company Agreement of Verso Bucksport LLC.(4)

3.11	Certificate of Formation, as amended, of Verso Sartell LLC.(4)

3.12	Amended and Restated Limited Liability Company Agreement of Verso Sartell LLC.(4)

3.13	Certificate of Formation, as amended, of Verso Quinnesec LLC.(4)

3.14	Amended and Restated Limited Liability Company Agreement of Verso Quinnesec LLC.(4)

3.15	Certificate of Formation of Verso Maine Energy LLC.(4)

3.16	Limited Liability Company Agreement of Verso Maine Energy LLC.(4)

3.17	Certificate of Formation, as amended, of Verso Fiber Farm LLC.(4)

3.18	Amended and Restated Limited Liability Company Agreement of Verso Fiber Farm LLC.(4)

3.19	Amended and Restated Articles of Incorporation of nexTier Solutions Corporation.(4)

3.20	Bylaws of nexTier Solutions Corporation.(4)

3.21	Certificate of Incorporation of Verso Quinnesec REP Holding Inc.(4)

3.22	Bylaws of Verso Quinnesec REP Holding Inc.(4)

4.1	Indenture relating to 11.75% Senior Secured Notes due 2019, dated as of March 21, 2012, among Verso Paper Holdings LLC, Verso Paper Inc., the Guarantors named therein, and Wilmington Trust, National Association, as Trustee,(5) as supplemented by the First Supplemental Indenture dated as of March 29, 2012, among Verso Paper Holdings LLC, Verso Paper Inc., the Guarantors named therein, and Wilmington Trust, National Association, as Trustee.(6)

4.2	Indenture relating to 11.75% Secured Notes due 2019, dated as of May 11, 2012, among Verso Paper Holdings LLC, Verso Paper Inc., the Guarantors named therein, and Wilmington Trust, National Association, as Trustee.(7)

Exhibit Number	Description of Exhibit
4.3	Indenture relating to 8.75% Second Priority Senior Secured Notes due 2019, dated as of January 26, 2011, among Verso Paper Holdings LLC, Verso Paper Inc., the Guarantors named therein, and Wilmington Trust Company, as Trustee,(8) as supplemented by the First Supplemental Indenture dated as of February 10, 2011, among Verso Paper Holdings LLC, Verso Paper Inc., the Guarantors named therein, and Wilmington Trust Company, as Trustee.(9)

4.4	Indenture relating to Second Priority Senior Secured Floating Rate Notes due 2014, dated as of August 1, 2006, among Verso Paper Holdings LLC, Verso Paper Inc., the Guarantors named therein, and Wilmington Trust Company, as Trustee,(1) as supplemented by the First Supplemental Indenture dated as of May 30, 2009, among Verso Paper Holdings LLC, Verso Paper Inc., the Guarantors named therein, and Wilmington Trust Company, as Trustee, as supplemented by the Second Supplemental Indenture dated as of January 10, 2011, among Verso Paper Holdings LLC, Verso Paper Inc., the Guarantors named therein, and Wilmington Trust Company, as Trustee, and as supplemented by the Third Supplemental Indenture dated as of May 8, 2012, among Verso Paper Holdings LLC, Verso Paper Inc., the Guarantors named therein, and Wilmington Trust Company, as Trustee.(10)

4.5**	First Supplemental Indenture (relating to Second Priority Senior Secured Floating Rate Notes due 2014) dated as of May 30, 2009, among Verso Paper Holdings LLC, Verso Paper Inc., the Guarantors named therein, and Wilmington Trust Company, as Trustee.

4.6**	Second Supplemental Indenture (relating to Second Priority Senior Secured Floating Rate Notes due 2014) dated as of January 10, 2011, among Verso Paper Holdings LLC, Verso Paper Inc., the Guarantors named therein, and Wilmington Trust Company, as Trustee.

4.7	Indenture relating to 11 3/8% Senior Subordinated Notes due 2016, dated as of August 1, 2006, among Verso Paper Holdings LLC, Verso Paper Inc., the Guarantors named therein, and Wilmington Trust Company, as Trustee,(1) as supplemented by the First Supplemental Indenture dated as of May 30, 2009, among Verso Paper Holdings LLC, Verso Paper Inc., the Guarantors named therein, and Wilmington Trust Company, as Trustee, as supplemented by the Second Supplemental Indenture dated as of January 10, 2011, among Verso Paper Holdings LLC, Verso Paper Inc., the Guarantors named therein, and Wilmington Trust Company, as Trustee, and as supplemented by the Third Supplemental Indenture dated as of May 8, 2012, among Verso Paper Holdings LLC, Verso Paper Inc., the Guarantors named therein, and Wilmington Trust Company, as Trustee.(10)

4.8**	First Supplemental Indenture (relating to 11 3/8% Senior Subordinated Notes due 2016) dated as of May 30, 2009, among Verso Paper Holdings LLC, Verso Paper Inc., the Guarantors named therein, and Wilmington Trust Company, as Trustee.

4.9**	Second Supplemental Indenture (relating to 11 3/8% Senior Subordinated Notes due 2016) dated as of January 10, 2011, among Verso Paper Holdings LLC, Verso Paper Inc., the Guarantors named therein, and Wilmington Trust Company, as Trustee.

4.10	Registration Rights Agreement dated as of March 21, 2012, among Verso Paper Holdings LLC, Verso Paper Inc., the subsidiaries of Verso Paper Holdings LLC party thereto, and Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc., Barclays Capital Inc. and Goldman, Sachs & Co., as representatives of the Initial Purchasers.(5)

4.11	Registration Rights Agreement dated as of May 11, 2012, among Verso Paper Holdings LLC, Verso Paper Inc., the subsidiaries of Verso Paper Holdings LLC party thereto, and Citigroup Global Markets Inc., Barclays Capital Inc., Credit Suisse Securities (USA) LLC and Goldman, Sachs & Co., as the Dealer Managers.(7)

4.12	Registration Rights Agreement dated as of January 26, 2011, among Verso Paper Holdings LLC, Verso Paper Inc., the subsidiaries of Verso Paper Holdings LLC party thereto, and Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc., Barclays Capital Inc., Merrill Lynch Pierce, Fenner & Smith Incorporated, and Morgan Joseph LLC, as the Initial Purchasers.(8)

Exhibit Number	Description of Exhibit
4.13	Registration Rights Agreement dated as of February 10, 2011, among Verso Paper Holdings LLC, Verso Paper Inc., the subsidiaries of Verso Paper Holdings LLC party thereto, and Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc., Barclays Capital Inc. and Merrill Lynch Pierce, Fenner, & Smith Incorporated, as representatives of the Initial Purchasers.(9)

5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP.

5.2	Opinion of O’Melveny & Myers LLP.

8.1**	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP.

10.1	Credit Agreement dated as of May 4, 2012, among Verso Paper Finance Holdings LLC, Verso Paper Holdings LLC, each of the subsidiaries of the borrower party thereto, the lenders party thereto, Citibank, N.A., as Administrative Agent, and Citigroup Global Markets Inc., Barclays Bank PLC and Credit Suisse Securities (USA) LLC, as Co-Syndication Agents, Joint Bookrunners and Joint Lead Arrangers.(10)

10.2	Credit Agreement dated as of May 4, 2012, among Verso Paper Finance Holdings LLC, Verso Paper Holdings LLC, each of the subsidiaries of the borrower party thereto, the lenders party thereto, Credit Suisse AG, Cayman Islands Branch, as Administrative Agent, and Citigroup Global Markets Inc., Barclays Bank PLC and Credit Suisse Securities (USA) LLC, as Co-Syndication Agents, Joint Bookrunners and Joint Lead Arrangers.(10)

10.3	Collateral Agreement dated as of January 26, 2011, among Verso Paper Holdings LLC, Verso Paper Inc., each Subsidiary party thereto, and Wilmington Trust Company, as Collateral Agent,(8) as amended by Amendment No. 1 to Collateral Agreement dated as of February 10, 2011, among Verso Paper Holdings LLC, Verso Paper Inc., each Subsidiary party thereto, and Wilmington Trust Company, as Collateral Agent.(9)

10.4	Collateral Agreement dated as of May 11, 2012, among Verso Paper Holdings LLC, each other pledgor identified therein, and Wilmington Trust, National Association, as Collateral Agent.(7)

10.5	Collateral Agreement dated as of August 1, 2006, among Verso Paper Holdings LLC, Verso Paper Inc., the Subsidiaries named therein, and Wilmington Trust Company, as Collateral Agent.(11)

10.6**	Guarantee and Collateral Agreement dated as of May 4, 2012, among Verso Paper Finance Holdings LLC, Verso Paper Holdings LLC, each other Pledgor identified therein, and Citibank, N.A., as Administrative Agent.

10.7**	Guarantee and Collateral Agreement dated as of May 4, 2012, among Verso Paper Finance Holdings LLC, Verso Paper Holdings LLC, each other Pledgor identified therein, and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent.

10.8	Amended and Restated Guarantee and Collateral Agreement dated as of June 11, 2009, among Verso Paper Finance Holdings LLC, Verso Paper Holdings LLC, each other Pledgor identified therein, and Credit Suisse, Cayman Islands Branch, as Administrative Agent,(12) as amended by Letter Agreement, dated March 21, 2012 from Wilmington Trust, National Association, as Trustee, to Credit Suisse, Cayman Islands Branch, as Administrative Agent.(5)

10.9	Intercreditor Agreement dated as of August 1, 2006, among Credit Suisse, Cayman Islands Branch, as Intercreditor Agent, Wilmington Trust Company, as Trustee, Verso Paper Finance Holdings LLC, Verso Paper Holdings LLC, and the Subsidiaries party thereto,(1) as supplemented by Supplement No. 1 to Intercreditor Agreement dated as of May 29, 2009, among Verso Paper Five Corp., Verso Fiber Farm LLC, Verso Maine Energy LLC, Credit Suisse, Cayman Islands Branch, as Intercreditor Agent, and Wilmington Trust Company, as Trustee,(4) as supplemented by Supplement No. 2 to Intercreditor Agreement dated as of January 10, 2011, among Verso Quinnesec REP Holding Inc., Credit Suisse, Cayman Islands Branch, as Intercreditor Agent, and Wilmington Trust Company, as Trustee,(4) as supplemented by Joinder and Supplement No. 3 to Intercreditor Agreement dated as of January 26, 2011, among Wilmington Trust Company, as Trustee, Verso Paper Finance Holdings LLC, Verso Paper Holdings LLC, Verso Paper Inc., and the Subsidiaries party thereto,(8) as supplemented by Joinder and Supplement No. 4 to Intercreditor Agreement dated as of May 4, 2012,

Exhibit Number	Description of Exhibit
among Wilmington Trust, National Association, as Trustee, Citibank, N.A., as intercreditor agent, Wilmington Trust Company, as second-priority designated agent, Verso Paper Holdings LLC, Verso Paper Finance Holdings LLC and the subsidiaries of Verso Paper Holdings LLC named therein, and as supplemented by Joinder and Supplement No. 5 to Intercreditor Agreement dated as of May 11, 2012, among Wilmington Trust, National Association, as Trustee, Citibank, N.A., as Intercreditor Agent, Wilmington Trust Company, as Second-Priority Designated Agent, Verso Paper Finance Holdings LLC, Verso Paper Holdings LLC and the subsidiaries of Verso Paper Holdings LLC named therein.(7)

10.10**	Joinder and Supplement No. 4 to Intercreditor Agreement dated as of May 4, 2012, among Wilmington Trust, National Association, as Trustee, Citibank, N.A., as intercreditor agent, Wilmington Trust Company, as second-priority designated agent, Verso Paper Holdings LLC, Verso Paper Finance Holdings LLC and the subsidiaries of Verso Paper Holdings LLC named therein.

10.11**	Senior Lien Intercreditor Agreement dated as of May 4, 2012, among Verso Paper Holdings, LLC, Verso Paper Finance Holdings LLC, the subsidiaries of Verso Paper Holdings LLC name therein, Citibank, N.A., as administrative agent and collateral agent under the credit agreement dated as of May 4, 2012, Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent under the credit agreement dated as of May 4, 2012, and Wilmington Trust, National Association, as the trustee and collateral agent under the indenture dated as of March 21, 2012, as amended by Amendment No. 1 to the Senior Lien Intercreditor Agreement dated as of May 16, 2012, among Verso Paper Holdings, LLC, Verso Paper Finance Holdings LLC, the subsidiaries of Verso Paper Holdings LLC name therein, Citibank, N.A., as administrative agent and collateral agent under the credit agreement dated as of May 4, 2012, Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent under the credit agreement dated as of May 4, 2012, and Wilmington Trust, National Association, as the trustee and collateral agent under the indenture dated as of March 21, 2012.

10.12**	Amendment No. 1 to the Senior Lien Intercreditor Agreement dated as of May 16, 2012, among Verso Paper Holdings, LLC, Verso Paper Finance Holdings LLC, the subsidiaries of Verso Paper Holdings LLC name therein, Citibank, N.A., as administrative agent and collateral agent under the credit agreement dated as of May 4, 2012, Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent under the credit agreement dated as of May 4, 2012, and Wilmington Trust, National Association, as the trustee and collateral agent under the indenture dated as of March 21, 2012.

10.13**	First-Priority Intercreditor Agreement dated as of May 4, 2012, among Verso Paper Holdings, LLC, Verso Paper Finance Holdings LLC, the subsidiaries of Verso Paper Holdings LLC name therein, Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent under the credit agreement dated as of May 4, 2012, and Wilmington Trust, National Association, as the trustee and collateral agent under the indenture dated as of March 21, 2012.

10.14	Intercreditor Agreement dated as of May 11, 2012, among Verso Paper Holdings, LLC, Verso Paper Finance Holdings LLC, the subsidiaries of Verso Paper Holdings LLC name therein, Citibank, N.A., as Intercreditor Agent, Citibank, N.A., as Administrative Agent under the Credit Agreement dated as of May 4, 2012, Credit Suisse AG, Cayman Islands Branch, as Administrative Agent under the Credit Agreement dated as of May 4, 2012, Wilmington Trust, National Association, as Trustee under the Indenture dated as of March 21, 2012 and Wilmington Trust, National Association, as Trustee and Collateral Agent under the Indenture dated as of May 11, 2012.(7)

10.15	Intellectual Property Security Agreement dated as of August 1, 2006, made by Verso Paper Finance Holdings LLC, Verso Paper Holdings LLC, Verso Paper Inc., Verso Paper LLC, Verso Androscoggin LLC, Verso Bucksport LLC, Verso Quinnesec LLC, Verso Sartell LLC, and nexTier Solutions Corporation in favor of Credit Suisse, Cayman Islands Branch, as Administrative Agent.(1)

Exhibit Number	Description of Exhibit
10.16	Intellectual Property Security Agreement dated as of August 1, 2006, made by Verso Paper Holdings LLC, Verso Paper Inc., Verso Paper LLC, Verso Androscoggin LLC, Verso Bucksport LLC, Verso Quinnesec LLC, Verso Sartell LLC, and nexTier Solutions Corporation in favor of Wilmington Trust Company, as Collateral Agent.(1)

10.17	Credit Agreement dated January 31, 2007, among Verso Paper Finance Holdings LLC, Verso Paper Finance Holdings Inc., the Lenders party thereto, Credit Suisse, as Administrative Agent, and Citigroup Global Markets Inc., as Syndication Agent.(13)

10.18*	Management and Transaction Fee Agreement dated as of August 1, 2006, among Verso Paper LLC, Verso Paper Investments LP, Apollo Management V, L.P., and Apollo Management VI, L.P.(1)

10.19*	Third Amended and Restated Limited Partnership Agreement of Verso Paper Management LP dated as of May 20, 2008 (form).(14)

10.20*	Registration Rights Agreement dated as of May 20, 2008, among Verso Paper Corp., Verso Paper Investments LP, and the Individual Limited Partners (form).(15)

10.21*	Verso Paper Corp. Amended and Restated 2008 Incentive Award Plan.(16)

10.22*	Verso Paper Corp. 2008 Incentive Award Plan Stock Option Grant Notice and Stock Option Agreement for Non-Employee Directors (form).(17)

10.23*	Verso Paper Corp. 2008 Incentive Award Plan Stock Option Grant Notice and Stock Option Agreement for Executives (form).(18)

10.24*	Verso Paper Corp. 2008 Incentive Award Plan Restricted Stock Award Grant Notice and Restricted Stock Award Agreement for Executives (form).(18)

10.25*	Verso Paper Corp. Senior Executive Bonus Plan.(15)

10.26*	Verso Paper Corp. 2012 Bonus Plan.(16)

10.27*	Verso Paper Corp. 2009 Long-Term Cash Award Program for Executives.(19)

10.28*	Verso Paper Corp. 2012 Executive Long-Term Incentive Program.(20)

10.29*	Verso Paper Corp. Executive Retirement Program.(21)

10.30*	Verso Paper Deferred Compensation Plan, consisting of The CORPORATEplan for RetirementSM Executive Plan, Basic Plan Document, effective as of February 15, 2007, as amended and restated by the Adoption Agreement effective as of December 1, 2008, as further amended by the Verso Paper Deferred Compensation Plan Amendment effective as of April 10, 2009, and as further amended by the Second Amendment to Verso Paper Deferred Compensation Plan effective as of January 1, 2010.(21)

10.31*	Employment Agreement dated as of April 20, 2012, between David J. Paterson and Verso Paper Corp.(22)

10.32*	Employment Agreement dated as of November 16, 2006, between Mike Jackson and Verso Paper Holdings LLC,(1) as supplemented by Letter Agreement dated as of November 16, 2006, between Verso Paper Holdings LLC and Mike Jackson,(1) as amended by First Amendment to Employment Agreement dated as of January 1, 2008, between Mike Jackson and Verso Paper Holdings LLC,(23) and Second Amendment to Employment Agreement dated as of December 31, 2008, between Mike Jackson and Verso Paper Holdings LLC.(24)

10.33*	Letter Agreement dated as of April 20, 2012, between Verso Paper Corp. and Michael A. Jackson.(22)

10.34*	Amended and Restated Confidentiality and Non-Competition Agreement between Verso Paper Corp. and each of its executives (form).(20)

Exhibit Number	Description of Exhibit
10.35*	Indemnification Agreement between Verso Paper Corp. and its directors and executive officers (form).(15)

12**	Computation of Ratio of Earnings to Fixed Charges.

21**	Subsidiaries of Verso Paper Holdings LLC.

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibits 5.1 and 8.1).

23.3	Consent of O’Melveny & Myers LLP (included in Exhibit 5.2).

23.4	Consent of Resource Information Systems, Inc.(25)

24**	Powers of Attorney (included on signature pages of this Registration Statement).

25**	Form T-1 (Wilmington Trust Company).

99.1**	Letter of Transmittal (form).

99.2**	Notice of Guaranteed Delivery (form).

99.3**	Letter to Brokers (form).

99.4**	Letter to Clients (form).

101.INS**	XBRL Instance Document.

101.SCH**	XBRL Taxonomy Extension Schema.

101.CAL**	XBRL Taxonomy Extension Calculation Linkbase.

101.DEF**	XBRL Taxonomy Extension Definition Linkbase.

101.LAB**	XBRL Taxonomy Extension Label Linkbase.

101.PRE**	XBRL Taxonomy Extension Presentation Linkbase.

(1)	Incorporated by reference to Amendment No. 1 to Verso Paper Holdings LLC’s Registration Statement on Form S-4 (Registration No. 333-142283), filed with the SEC on June 29, 2007.
(2)	Incorporated by reference to Amendment No. 1 to Verso Paper Corp.’s Registration Statement on Form S-1 (Registration No. 333-148201), filed with the SEC on February 13, 2008.
(3)	Incorporated by reference to Verso Paper Holdings LLC’s Annual Report on Form 10-K for the year ended December 31, 2007, filed with the SEC on March 12, 2008.
(4)	Incorporated by reference to Verso Paper Holdings LLC’s Registration Statement on Form S-4 (Registration No. 333-174841), filed with the SEC on June 10, 2011.
(5)	Incorporated by reference to Verso Paper Corp.’s and Verso Paper Holdings LLC’s Current Report on Form 8-K, filed with the SEC on March 22, 2012.
(6)	Incorporated by reference to Verso Paper Corp.’s and Verso Paper Holdings LLC’s Current Report on Form 8-K, filed with the SEC on March 29, 2012.
(7)	Incorporated by reference to Verso Paper Corp.’s and Verso Paper Holdings LLC’s Current Report on Form 8-K, filed with the SEC on May 15, 2012.
(8)	Incorporated by reference to Verso Paper Corp.’s and Verso Paper Holdings LLC’s Current Report on Form 8-K, filed with the SEC on January 26, 2011.
(9)	Incorporated by reference to Verso Paper Corp.’s and Verso Paper Holdings LLC’s Current Report on Form 8-K, filed with the SEC on February 10, 2011.
(10)	Incorporated by reference to Verso Paper Corp.’s and Verso Paper Holdings LLC’s Current Report on Form 8-K, filed with the SEC on May 9, 2012.
(11)	Incorporated by reference to Verso Paper Holdings LLC’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2009, filed with the SEC on August 14, 2009.
(12)	Incorporated by reference to Verso Paper Corp.’s and Verso Paper Holdings LLC’s Current Report on Form 8-K, filed with the SEC on June 11, 2009.

(13)	Incorporated by reference to Verso Paper Corp.’s Registration Statement on Form S-1 (Registration No. 333-148201), filed with the SEC on December 20, 2007.
(14)	Incorporated by reference to Amendment No. 5 to Verso Paper Corp.’s Registration Statement on Form S-1 (Registration No. 333-148201), filed with the SEC on May 8, 2008.
(15)	Incorporated by reference to Amendment No. 3 to Verso Paper Corp.’s Registration Statement on Form S-1 (Registration No. 333-148201), filed with the SEC on April 28, 2008.
(16)	Incorporated by reference to Verso Paper Corp.’s Proxy Statement for the 2012 Annual Meeting of Stockholders, filed with the SEC on April 14, 2012.
(17)	Incorporated by reference to Verso Paper Corp.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the SEC on March 5, 2009.
(18)	Incorporated by reference to Verso Paper Corp.’s Current Report on Form 8-K, filed with the SEC on September 25, 2009.
(19)	Incorporated by reference to Verso Paper Corp.’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2009, filed with the SEC on August 6, 2009.
(20)	Incorporated by reference to Verso Paper Corp.’s and Verso Paper Holdings LLC’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2012, filed with the SEC on May 14, 2012.
(21)	Incorporated by reference to Verso Paper Corp.’s and Verso Paper Holdings LLC’s Current Report on Form 8-K, filed with the SEC on December 30, 2009.
(22)	Incorporated by reference to Verso Paper Corp.’s Current Report on Form 8-K, filed with the SEC on April 20, 2012.
(23)	Incorporated by reference to Amendment No. 2 to Verso Paper Corp.’s Registration Statement on Form S-1 (Registration No. 333-148201), filed with the SEC on April 2, 2008.
(24)	Incorporated by reference to Verso Paper Corp.’s and Verso Paper Holdings LLC’s Current Report on Form 8-K, filed with the SEC on January 2, 2009.
(25)	Incorporated by reference to Verso Paper Corp.’s and Verso Paper Holdings LLC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on March 6, 2012.
*	An asterisk denotes a management contract or compensatory plan or arrangement.
**	Previously filed